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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statements on Forms S-8 (File Nos. 333-125701, 333-104724 and 333-152732) and Forms S-3 (File Nos. 333-129784, 333-114258, 333-134992 and 333-148069) of Mines Management, Inc. and to the incorporation by reference therein of our report dated March 12, 2008 with respect to the consolidated financial statements of Mines Management, Inc. as of December 31, 2007 and for the years ended December 31, 2007 and 2006 appearing in this Annual Report on Form 10-K of Mines Management, Inc. for the year ended December 31, 2008.

/S/ LEMASTER & DANIELS PLLC

Spokane, Washington
March 16, 2009

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM